EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-75522, 333-33603, 333-38648, 333-84333 and 333-119878 on Form S-8 of our reports dated March 24, 2008, relating to the consolidated financial statements of Urban Outfitters, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Urban Outfitters, Inc. for the year ended January 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

March 24, 2008